                       SECURITIES AND EXCHANGE COMMISSION


                             Washington, D.C. 20549



                                    FORM 8-K


                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                       SECURITIES AND EXCHANGE ACT OF 1934

                                  April 6, 2000
                Date of Report (Date of earliest event reported)




                              NEOTHERAPEUTICS, INC.

             (Exact name of registrant as specified in its charter)

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
                 DELAWARE                                      000-28782                              93-0979187
       (State or other Jurisdiction                     (Commission File Number)                    (IRS Employer
            of Incorporation)                                                                   Identification Number)

           157 TECHNOLOGY DRIVE                                                                         92618
            IRVINE, CALIFORNIA                                                                        (Zip Code)
 (Address of principal executive offices)
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                                 (949) 788-6700
              (Registrant's telephone number, including area code)

                                       N/A
          (Former Name or Former Address, if Changed Since Last Report)
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ITEM 5.  OTHER EVENTS.

On April 6, 2000, NeoTherapeutics, Inc. (the "Company") entered into a Convertible Debenture Purchase Agreement (the "Purchase Agreement") with two institutional investors for the issuance and sale of 5% subordinated convertible debentures (the "Debentures") in the aggregate principal amount of $10,000,000, warrants to purchase up to 4,000,000 shares of common stock over two years (the "Class B Warrants") and 5-year warrants to purchase up to 315,000 shares of common stock (the "Class A Warrants"), and a registration rights agreement (the "Registration Rights Agreement") and a letter agreement regarding the issuance of two additional tranches of Debentures and warrants (the "Letter Agreement", and together with the Purchase Agreement, Registration Rights Agreement, Debentures, Class A Warrants and Class B Warrants, the "Transaction Documents"). The Debentures bear interest at the rate of 5% per annum, payable upon conversion or maturity, in cash or shares of common stock, and are convertible into common stock at the option of the holder at $20.25 per share for the first 90 days after the closing. Thereafter, they are convertible at the option of the holder at the lesser of $20.25 per share or 101% of the average of the ten lowest closing bid prices of the common stock during the thirty trading days preceding the conversion. Subject to certain conditions, the Debentures automatically convert on the fifth anniversary of issuance. In the event that the conversion price of the Debentures on a conversion date would be less than $14, the Company has the option upon such conversion to issue the number of shares that would be issuable at a conversion price of $14 and pay cash for the number of additional shares of common stock that would otherwise be issuable at the actual conversion price. In such event, the price per share that we would be required to pay in lieu of issuing the additional shares will be equal to the market value of a share of common stock at that time. In addition, if the conversion price of the Debentures is less than $14, the Company has the right upon three days notice to prepay the outstanding principal amount of the Debentures with a 6% premium, provided that a holder may elect to convert the Debentures during the three day notice period. The Debentures are subject to mandatory prepayment of the outstanding principal amount plus a premium of at least 20% upon the occurrence of certain events of default set forth in the Debentures.

The Class B Warrants are exercisable for two years after the effectiveness of a registration statement covering the resale of the shares of common stock issuable upon exercise of the Class B Warrants, and may be redeemed by the Company at the redemption price of $.05 per underlying share redeemed. The Class B Warrants may be exercised by the holder within one day of delivery of a redemption notice at an exercise price equal to the lesser of $33.75 per share (subject to adjustment for stock splits, reverse stock splits and combinations) and 97% of the closing bid price of the Company's common stock on the trading day after the redemption notice is delivered. The Company may specify a floor exercise price in the redemption notice of not more than 90% of the closing bid price for the common stock on the trading day before the redemption notice is delivered, and if the exercise price would be lower than the specified floor price, the holder may either exercise the Class B Warrants at the specified floor price or treat the redemption notice as null and void. The Class B Warrants may also be exercised at the sole option of the holder at an exercise price of $33.75 per share (subject to adjustment for stock splits, reverse stock splits and combinations). The Company may not issue redemption notices (i) for a number of underlying shares exceeding 15% of the average daily trading volume of the common stock for the two trading days preceding delivery of the redemption notice, or (ii) before the expiration of time for the exercise of the Class B Warrants in response to a previous redemption notice. The Company's right to deliver a redemption notice is subject to certain conditions set forth in Class B Warrants. In addition, the number of shares issuable upon conversion of the Debentures and exercise of the Class B Warrants in response to a redemption notice cannot exceed 1,907,121 without stockholder approval.

The Class A Warrants are exercisable for five years at the exercise price of $19.672 per share. The Class A Warrants vest and become exercisable (i) for an aggregate of 115,000 shares for all Class A Warrants upon issuance, (ii) for an additional 1 share for each 20 shares issued upon exercise of the Class B Warrants, up to a maximum of 150,000 shares for all Class A Warrants, (iii) for a number of additional shares equal to the difference between 50,000 shares and 1/20th of the number of shares subject to redemption notices issued by the Company under the Class B Warrants, if redemption notices covering fewer than 1,000,000 shares are issued prior to the expiration of the Class B Warrants, and
(iv) for an additional 50,000 shares if the Class B Warrants are canceled pursuant to the terms of the Registration Rights Agreement. Consequently, if the Company issues redemption notices under the Class B Warrants covering in aggregate at least 1,000,000 shares, the maximum vesting under the Class A Warrants is 265,000 shares. The exercise price of the Class A Warrants is subject to adjustment in the event of stock splits, reverse stock splits or consolidations affecting the Company's common stock or distributions of evidences of indebtedness or assets of the Company.
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The Letter Agreement provides for the issuance and sale of two additional tranches of Debentures and warrants 5 and 10 months after April 6, 2000, each at the option of either the Company or the investors. With respect to each tranche there is a ten day period which the option can be exercised. The investors may exercise their right to require the Company to sell the additional Debentures and warrants only on the first day of each option period, and the Company may exercise its right to require the investors to purchase the additional Debentures and warrants only during the remaining nine days of the relevant option period. Each additional tranche will consist of additional Debentures in a principal amount of up to the lesser of $10,000,000 or 10% of the market capitalization of the common stock on the date of issuance of the additional debentures, and additional warrants to purchase up to 115,000 shares of Company's common stock. The maximum principal amount of the additional Debentures issued in each tranche will be reduced by the sum of (i) the aggregate exercise prices paid upon exercise of Class B Warrants prior to the issuance of the additional Debentures and (ii) the maximum aggregate exercise price that would have been paid upon the exercise of any portion of the Class B Warrants that has been redeemed prior to the issuance of the additional Debentures. For the second tranche, no reduction will be made for exercises or redemptions counted towards the reduction of the first tranche. In addition, if the Class B Warrants are canceled in accordance with the Registration Rights Agreement, the investors may only require the Company to sell up to $5,000,000 principal amount of additional Debentures in each tranche.

The additional Debentures will be identical in form to the original Debentures, except that if the Company exercises the option to sell the additional debentures, the maximum conversion price will be equal to 120% of the closing bid price of the Company's common stock on the day the additional Debentures are issued, and if the investors exercise the option to purchase the additional debentures, the conversion price will be fixed at $20 per share, and will not vary with the market value of the Company's common stock. The additional warrants will be identical in form to the Class A Warrants, except that they will have an exercise price equal to 125% of the closing bid price of the Company's common stock on the day the additional warrants are issued, and the additional warrants will be fully vested upon issuance. The obligation of the investors to purchase the additional Debentures is subject to certain additional conditions set forth in the Letter Agreement, including conditions relating to the representations of the Company, compliance with prior agreement, the absence of material adverse changes, the listing and tradability of the Company's common stock and stockholder approval.

In connection with this financing, the Company paid a finder's fee to an unrelated third party consisting of cash and warrants to purchase common stock of the Company.

ITEM 7.  EXHIBITS.

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
     Exhibits
     --------
      4.1 Convertible Debenture Purchase Agreement dated as of April 6, 2000, by and among Registrant, Strong River Investments, Inc. and Montrose Investments Ltd.

      4.2 Registration Rights Agreement dated as of April 6, 2000, by and among Registrant, Strong River Investments, Inc. and Montrose Investments Ltd.

      4.3 Form of 5% Subordinated Convertible Debenture issued by Registrant, dated as of April 6, 2000

      4.4 Class A Warrant issued by Registrant to Montrose Investments Ltd., dated as of April 6, 2000.

      4.5 Class A Warrant issued by Registrant to Strong River Investments, Inc., dated as of April 6, 2000.

      4.6 Class B Warrant issued by Registrant to Montrose Investments Ltd., dated as of April 6, 2000.

      4.7 Class B Warrant issued by Registrant to Strong River Investments, Inc., dated as of April 6, 2000.

      4.8 Letter Agreement dated as of April 6, 2000, by and among Registrant, Strong River Investments, Inc. and Montrose Investments Ltd.

      99.1          Press Release dated April 10, 2000.
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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                  NEOTHERAPEUTICS, INC.



Date: April 21, 2000              By:    /s/Samuel Gulko
                                         --------------------------------------
                                  Name:  Samuel Gulko
                                  Title: Chief Financial Officer

                                       4
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                                  EXHIBIT INDEX


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     Exhibits       Description
     --------       -----------
      4.1           Convertible Debenture Purchase Agreement dated as of April
                    6, 2000, by and among Registrant, Strong River Investments,
                    Inc. and Montrose Investments Ltd.

      4.2 Registration Rights Agreement dated as of April 6, 2000, by and among Registrant, Strong River Investments, Inc. and Montrose Investments Ltd.

      4.3 Form of 5% Subordinated Convertible Debenture issued by Registrant, dated as of April 6, 2000

      4.4 Class A Warrant issued by Registrant to Montrose Investments Ltd., dated as of April 6, 2000.

      4.5 Class A Warrant issued by Registrant to Strong River Investments, Inc., dated as of April 6, 2000.

      4.6 Class B Warrant issued by Registrant to Montrose Investments Ltd., dated as of April 6, 2000.

      4.7 Class B Warrant issued by Registrant to Strong River Investments, Inc., dated as of April 6, 2000.

      4.8 Letter Agreement dated as of April 6, 2000, by and among Registrant, Strong River Investments, Inc. and Montrose Investments Ltd.

      99.1          Press Release dated April 10, 2000.
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